CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 20, 2000, for the Ariston Convertible Securities Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. 40 to AmeriPrime Fund's Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Financial Highlights" in the Prospectus and heading "Accountants" in the Statement of Additional Information.

______/s/_______________________
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
March 6, 2000